Exhibit 99.1

IDT Corporation Comments on Favorable Decision by the Delaware Court of Chancery in a Class Action Lawsuit Related to Straight Path Communications Sale to Verizon

Court dismisses claims against IDT and finds that the Class suffered no damages

NEWARK, NJ – October 3, 2023: IDT Corporation (NYSE: IDT), a global provider of fintech, cloud communications, and traditional communications services, today commented on the decision by the Court of Chancery of the State of Delaware in a class action on behalf of the former stockholders of the Company’s former subsidiary, Straight Path Communications Inc. (“Straight Path”). Straight Path was spun off from IDT in 2013 and, in 2017, was sold to Verizon Communications for $3.1 billion. The Court dismissed the claims against IDT and found that, contrary to the plaintiffs’ allegations, the Class suffered no damages.

“We are very pleased that the Court today dismissed all claims against IDT and found that Plaintiff and the Class ‘suffered no damages,’” said Shmuel Jonas, IDT’s CEO. “We encourage our stakeholders to carefully review Vice Chancellor Glasscock’s decision. The charges the plaintiffs advanced for years have now been resolved by the Court of Chancery.”

The Court of the Chancery’s decisions are available for review and download here:
https://courts.delaware.gov/opinions/index.aspx?ag=court%20of%20chancery

The lawsuit, filed by the plaintiffs in 2017, alleged that the Company aided and abetted Straight Path’s Chairman of the Board and Chief Executive Officer Davidi Jonas, and Howard S. Jonas in his capacity as controlling stockholder of Straight Path, in forcing an unfair settlement of claims between Straight Path and the Company at the time of the sale of Straight Path. The Court found that the settlement in fact exceeded the value of those claims, and that there was no harm to Straight Path stockholders as plaintiffs alleged.

The plaintiffs will have 30 days from entry of the final order to file an appeal to the Supreme Court of Delaware.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

About IDT Corporation:

IDT Corporation (NYSE: IDT) is a global provider of fintech, cloud communications, and traditional communications services.  We make it easy for families to contact and support each other across international borders. We also enable businesses to transact and communicate with their customers with enhanced intelligence and insight.

Our BOSS Money international remittance, IDT Digital Payments and BOSS Revolution international calling services make sending money, paying for products and services, and speaking with friends and family around the world convenient and reliable. National Retail Solutions’ (NRS) point-of-sale retail network enables independent retailers to operate and process transactions more effectively while providing advertisers and consumer marketers with unprecedented reach into underserved consumer markets. net2phone’s communications-as-a-service solutions provide businesses with intelligently integrated cloud communications and collaboration tools across channels and devices. Our IDT Global and IDT Express wholesale offerings enable communications service enterprises to provision and manage international voice and SMS services.

Contact:

Bill Ulrey

IDT Investor Relations

Phone: (973) 438-3838

E-mail: invest@idt.net

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